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                                                                       EXHIBIT 5


                             BROUSE & MCDOWELL L.P.A.
                        A LEGAL PROFESSIONAL ASSOCIATION
                            500 FIRST NATIONAL TOWER
                                AKRON, OHIO 44308

                                 August 31, 1998


FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio  44308

Gentlemen:

         We have acted as legal counsel to FirstMerit Corporation, an Ohio corporation ("FirstMerit" or "Company") in connection with the offer and sale by the Company of up to 1,380,000 shares of its common stock, without par value ("Common Stock"), in accordance with the Underwriting Agreement between the Company and representatives of the several Underwriters named therein.

         In providing our opinions herein, reference is made to the registration statement on Form S-3 dated as of the date of this opinion, and any amendments thereto (the"Registration Statement"), as filed with the Securities and Exchange Commission ("Commission"). Unless otherwise defined in this letter, all capitalized terms have the same meanings as set forth in the Registration Statement. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, and such other agreements, certificates and documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authority of all persons signing documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We also assume that the transactions described in the Registration Statement will be carried out in accordance with the terms therein described.

         We are of the opinion that:
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FirstMerit Corporation
August 31, 1998
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         1. The Company is a corporation organized and existing in good standing under the laws of the State of Ohio.

         2. The shares of Common Stock that may be issued or transferred and sold pursuant to the Registration Statement are duly authorized, and will be, when issued or transferred and sold in accordance with the Registration Statement and the prospectus comprising a part thereof, validly issued, fully paid and nonassessable.

         Our opinion is based on the law, judicial decisions, and such other legal authorities as we have deemed necessary or appropriate for purposes of our opinion, as each exists as of the date of this opinion. Existing laws may be changed by legislation or promulgation of regulations or may be interpreted differently than they are at present by courts, and such changes may alter the conclusions reached in this opinion. No opinion is rendered with respect to any issue or matter not expressly stated herein. In addition, our conclusions are based upon the law currently in effect, which is subject to change on a prospective or retroactive basis. If any assumption or representation described above is not true, correct and complete, or in the event of a change in law adversely affecting the conclusions reached in this letter, our opinion shall be void and of no force or effect.

         We disclaim any undertaking to advise you of changes which hereafter may be brought to our attention, including any change in the law, whether by legislative or regulatory action, judicial interpretation or otherwise, or of any change of facts as they presently exist.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement filed by the Company to effect the registration of the Shares and any amendments thereto, and to the reference to this firm under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement.


                                Very truly yours,

                                BROUSE & McDOWELL L.P.A.

                                /s/ Brouse & McDowell